FORM OF EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
UNDER THE
SCS TRANSPORTATION, INC.
AMENDED AND RESTATED 2003 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT, made as of this 24th day of August, 2005, by and between SCS Transportation, Inc., a Delaware corporation (“Company”), and      (“Optionee”),

WITNESSETH THAT:

WHEREAS, the Company has adopted the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan (the “Plan”) pursuant to which options covering an aggregate of 424,000 shares of the common stock of the Company may be granted to employees of the Company and its subsidiaries; and

WHEREAS, Optionee is now an employee of the Company or a subsidiary of the Company; and

WHEREAS, the Company desires to grant to Optionee certain nonqualified options to purchase certain shares of its common stock under the terms of the Plan.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Grant Subject to Plan. This option is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of such Plan are incorporated herein by reference. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Section 2.5 of the Plan (“Committee”) has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

2. Grant and Terms of Option. Pursuant to action of the Committee, which action was effective on August 24, 2005 (“Date of Grant”), the Company grants to Optionee the option to purchase all or any part of      shares of the common stock of the Company, of the par value of $0.001 per share (“Common Stock”), for a period of seven (7) years from the Date of Grant, at the purchase price of $16.88 per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted as follows:

(a) Subject to paragraphs 2(c) and 7, in no event may any shares be purchased hereunder on or before February 25, 2006.

(b) Subject to paragraph 2(a) above, at any time on or after August 24, 2008 during the term of this option Optionee shall be entitled to purchase the entire number of shares to which this option relates.

(c) Notwithstanding the foregoing, in the event the Company is wholly or partly liquidated or is a party to a merger, consolidation, or reorganization in which it is not the surviving entity, the option shall become exercisable in full; provided, however, that in the event of a liquidation or a merger, consolidation or other transaction in which the Company is not the surviving entity, the Company may pay Optionee the excess of the fair market value of the shares subject to the unexercised portion of the option (calculated in connection with such merger, consolidation or other transaction) over the option purchase price, in full satisfaction of the Company’s obligations under this Agreement.

(d) In no event may this option or any part thereof be exercised after the expiration of seven (7) years from the Date of Grant.

(e) The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of common stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii), all in accordance with Section 6 of the Plan. Notwithstanding the preceding sentence, Optionee may request that the Committee agree that payment in full of the option price need not accompany the written notice of exercise; provided that the notice of exercise directs that the certificate or certificates for the  shares of Common Stock for which the option is exercised be delivered to a licensed broker acceptable to the Committee as the agent for Optionee and, at the time such certificate or certificates are delivered, the broker tenders to the Committee cash (or cash equivalents acceptable to the Committee) equal to the option price for the shares of Common Stock purchased pursuant to the exercise of the option plus the amount (if any) of any withholding obligations on the part of the Company. Such request may be granted or denied in the sole discretion of the Committee.

(f) No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), unless (i) such  shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted.

3. Adjustment for Changes in Capitalization. In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, stock split or stock dividend or other similar corporate transaction or event affects the shares of common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionee, then the Board shall make such adjustments in the number and kind of shares and in the exercise price under this option.

4. Investment Purpose and Other Restrictions on Transfer. Optionee represents that, in the event of the exercise by Optionee of the option hereby granted, or any part thereof, he or she intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him or her on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating any restrictions on the transfer thereof, which legend may be in such form as the Company shall determine to be proper.

5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee’s lifetime only by Optionee or his or her guardian or legal representative.

6. Termination of Employment. In the event of the termination of employment of Optionee for Cause, the determination of which shall be made in the sole discretion of the Committee, the option granted may no longer be exercised on or after the date of such termination. If the Optionee’s employment is terminated other than for Cause, death, Disability or retirement, the determination of which shall be made in the sole discretion of the Committee, to the extent it was eligible for exercise at the date of such termination of employment, an option may be exercised until the earlier of (i) ninety (90) days after such termination, or (ii) the end of the exercise period. If the Optionee’s employment is terminated by the Optionee’s retirement at or after age 55 of Optionee, the determination of which shall be made in the sole discretion of the Committee, then subject to paragraph 2(a), the Committee shall have the discretion to cancel or vest any unvested options then outstanding, and, to the extent it was or became eligible for exercise at the date of such retirement from employment, an option may be exercised until the earlier of (i) one hundred eighty (180) days after such retirement, or (ii) the end of the exercise period.

7. Death or Disability of Optionee. In the event of the termination of the employee’s employment by reason of the death or Disability of Optionee during the term of this Agreement and while he or she is employed by the Company (or its parent or a subsidiary), this option shall become fully vested (if not already fully vested) and may be exercised by the Optionee, a legatee or legatees of Optionee under his or her last will, or by his or her personal representatives or distributees, at any time until the earlier of (i) one hundred eighty days from such Optionee’s death or Disability, or (ii) the end of the exercise period.

8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer treasury shares, or utilize any combination of treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof; provided, however, subject to Section 3 hereof, in no event may the exercise price of this option be decreased.

10. Option Not an Incentive Stock Option. It is intended that this option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

11. No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.

12. Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

13. Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this agreement.

14. Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This agreement supersedes all prior agreements and understandings between Optionee and the Company to the extent that any such agreements or understandings conflict with the terms of this agreement.

15. Assignment. This agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law, which might otherwise apply.

17. Acknowledgement. Optionee acknowledges that the Board of Directors of the Company has adopted a guideline concerning investment in the stock of the Company that provides that shares acquired upon exercise of this option be held for a minimum of five years if certain ownership thresholds are not met by Optionee at the time of exercise of this option. This guideline does not prohibit Optionee from selling enough shares to pay the exercise price of the option and any tax withholding obligations arising from the exercise of the option.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence his or her acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

SCS TRANSPORTATION, INC.

By/s/ Herbert A. Trucksess, III

ATTEST:

/s/ James J. Bellinghausen

Secretary

Optionee